SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-25271	77-0461529

(Commission	(IRS Employer
File Number)	Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 4: CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On April 6, 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) of Covad Communications Group, Inc. (“Company”) determined to engage PricewaterhouseCoopers LLP as its independent accountant for fiscal year 2004. Ernst & Young LLP, the current independent accountant, was dismissed by the Audit Committee as of April 6, 2004. The shareholders will be asked at the Company’s 2004 annual general meeting to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountant for fiscal year 2004.

Ernst & Young LLP’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2002 and the subsequent period through April 6, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its audit reports on the Company’s consolidated financial statements for such years, and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ernst & Young LLP with a copy of the foregoing disclosures and has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agrees with the above statements. Attached as Exhibit 16 is a copy of such letter, dated April 12, 2004.

During the years ended December 31, 2003 and 2002 and through April 6, 2004, the Company did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either competed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7: Financial Statements and Exhibits

     (c) Exhibits

16	Letter dated April 12, 2004 from Ernst & Young LLP to the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2004

By:	/s/ Mark Richman

Mark Richman
Executive Vice President and Chief Financial
Officer

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EXHIBIT INDEX

Exhibit No.	Description
16	Letter dated April 12, 2004 from Ernst & Young LLP to the Securities and Exchange Commission

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